UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 17, 2017

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2017, Dana Incorporated, a Delaware corporation (“Dana”), entered into Amendment No. 1 to the Revolving Credit and Guaranty Agreement and Amendment No. 1 to the Revolving Facility Security Agreement (the “First Amendment”), among Dana, certain domestic subsidiaries of Dana party thereto (the “Guarantors”), Citibank, N.A., as administrative agent and collateral agent (the “Agent”), and the lenders and issuing banks party thereto. The First Amendment amends (i) the Revolving Credit and Guaranty Agreement, dated as of June 9, 2016, among Dana, the Guarantors, the Agent, and the Lenders and issuing banks party thereto (the “Credit Agreement”) and (ii) the Revolving Facility Security Agreement, dated as of June 9, 2016, among Dana, the Guarantors and the Agent (the “Security Agreement”).

The First Amendment increases availability under the Credit Agreement from an aggregate principal amount of $500.0 million to an aggregate principal amount of $875.0 million by: (i) increasing the aggregate commitments under the existing revolving credit facility (as amended by the First Amendment, the “Amended Revolving Credit Facility”) from $500.0 million to $600.0 million and (ii) adding a new term facility (the “Term Facility” and, together with the Amended Revolving Credit Facility, the “Facilities”) with availability in an aggregate principal amount of $275.0 million.

The Facilities each have a five-year term and mature in August 2022. Availability under the Amended Revolving Credit Facility will be reduced for outstanding credit advances or letter of credit issuances. Advances under the Term Facility may be made on any business day until September 30, 2017 and will be repaid on the last day of each fiscal quarter commencing on September 30, 2018 and ending on June 30, 2022 in equal quarterly amounts of 1.5625% of the initial aggregate principal amount of such advances.

The Facilities are guaranteed by the Guarantors, which consist of all of Dana’s restricted wholly owned domestic subsidiaries, subject to certain exceptions. The Facilities are secured on a first-priority lien basis on substantially all of the assets of Dana and the Guarantors, subject to certain exceptions.

The Facilities bear interest at a floating rate based on, at Dana’s option, (A) a Eurodollar rate plus an applicable margin between 1.50% and 2.00% per annum that is determined by reference to a total net leverage ratio or (B) a Base Rate plus an applicable margin between 0.50% and 1.00% per annum that is determined by reference to a total net leverage ratio. In addition to paying interest on outstanding principal under each of the Facilities, Dana is required to pay a commitment fee to the lenders in respect of the unutilized commitments at a rate between 0.25% and 0.50% per annum that is determined by reference to a total net leverage ratio.

The lenders have the ability, subject to certain cure rights of Dana, to accelerate loan payment dates and charge default interest rates for certain breaches by Dana and the Guarantors of their covenants and other obligations under the Facilities.

The Facilities do not have any financial maintenance covenants, other than a first lien net leverage ratio not to exceed 2.00 to 1.00.

The First Amendment also amends the Security Agreement to grant a security interest in certain collateral to the Agent for the benefit of the secured parties under the Term Facility and reaffirms the security interest granted in such collateral to the Agent for the benefit of the secured parties under the Credit Agreement.

The description above is a summary of the First Amendment and is qualified in its entirety by the complete text, including the exhibits, of the First Amendment itself, which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference.

Item 8.01. Other Events.

On August 17, 2017, Dana issued a news release announcing the entry into the First Amendment, a copy of which is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

On August 18, 2017, Dana issued a notice of redemption pursuant to the indenture governing its 5.375% Senior Notes due 2021 (the “Notes”) that it intends to redeem, subject to the financing condition described below, all of the outstanding Notes on September 18, 2017 (the “Redemption Date”) at a redemption price equal to 102.688% of the principal amount of the Notes, plus accrued and unpaid interest thereon, if any, to the redemption date (the “Redemption”).

The Redemption is conditioned on the completion of one or more debt financings on or prior to the Redemption Date by Dana or a subsidiary of Dana, on terms satisfactory to Dana providing funds sufficient for Dana to pay the aggregate redemption price for all of the outstanding Notes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.	The following exhibits are filed with this report.

Exhibit No.	Description

10.1	Amendment No. 1 to Revolving Credit and Guaranty Agreement and Amendment No. 1 to the Revolving Facility Security Agreement, dated as of August 17, 2017, among Dana Incorporated, certain domestic subsidiaries of Dana Incorporated party thereto, Citibank, N.A., as administrative agent and collateral agent, and the lenders and issuing banks party thereto

99.1	Dana Incorporated News Release dated August 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: August 18, 2017	By: /s/ Douglas H. Liedberg
	Name:	Douglas H. Liedberg
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Revolving Credit and Guaranty Agreement and Amendment No. 1 to the Revolving Facility Security Agreement, dated as of August 17, 2017, among Dana Incorporated, certain domestic subsidiaries of Dana Incorporated party thereto, Citibank, N.A., as administrative agent and collateral agent, and the lenders and issuing banks party thereto

99.1	Dana Incorporated News Release dated August 17, 2017